Exhibit 99.1

REPUBLIC CONTACTS
Media Inquiries: Investor Inquiries:	Will Flower Tod Holmes Ed Lang	(954) 769-6392 (954) 769-2387 (954) 769-3591
REPUBLIC SERVICES, INC. REPORTS
THIRD QUARTER EARNINGS
OF $0.45 PER SHARE
• On target to achieve 2005 earnings guidance
• Declares quarterly dividend of $0.14 per share
FORT LAUDERDALE, Fla., Nov. 1, 2005...Republic Services, Inc. (NYSE: RSG) today reported net income of $63.8 million, or $0.45 per diluted share, for the three months ended September 30, 2005, versus net income of $62.5 million, or $0.41 per diluted share, for the comparable period last year. Revenue in the third quarter of 2005 increased 4.3 percent to $730.0 million from $699.9 million for the same period in 2004. Operating income for the three months ended September 30, 2005 was $119.4 million, compared to operating income of $116.5 million for the same quarter last year.
For the nine months ended September 30, 2005, net income was $193.7 million, or $1.32 per diluted share, versus net income of $180.3 million, or $1.16 per diluted share, for the comparable period last year. Revenue for the nine months ended September 30, 2005 increased 5.2 percent to $2,125.8 million from $2,020.4 million for the same period in 2004. Operating income for the nine months ended September 30, 2005 was $361.8 million compared to operating income of $342.7 million for the same period last year.
“Our business is strong and, despite higher fuel prices, we are on target to achieve the upper end of our earnings guidance of $1.70 to $1.74,” said James E. O’Connor, Chairman and Chief Executive Officer for Republic Services. “We remain on track to maintain or improve our 2005 operating margins.”

Republic Services also announced that its Board of Directors declared a regular quarterly dividend of $0.14 per share for shareholders of record on January 2, 2006. The dividend will be paid on January 16, 2006. Additionally, during the three months ended September 30, 2005, Republic Services repurchased 3.1 million shares of common stock for $113.6 million. For the nine months ended September 30, 2005, Republic Services repurchased 13.3 million shares of stock in the open market for $450.7 million.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things:
•	whether our estimates and assumptions concerning our selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	various factors that will impact our actual business and financial performance such as competition and demand for services in the solid waste industry;

•	our ability to manage growth;

•	compliance with, and future changes in, environmental regulations;

•	our ability to obtain approvals in connection with expansions at our landfills;

•	our ability to obtain financing on acceptable terms to finance our operations and growth strategy and for our company to operate within the limitations imposed by financing arrangements;

•	our ability to repurchase common stock at prices that are accretive to earnings per share;

•	our dependence on key personnel;

•	general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, risk and health insurance, and other variable costs that are generally not within our control;

•	dependence on large, long-term collection, transfer and disposal contracts;

•	dependence on acquisitions for growth;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending legal proceedings; and

•	other factors contained in our filings with the Securities and Exchange Commission.
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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,
	2005	2004

Revenue	$730.0	$699.9

Expenses:
Cost of operations	462.9	442.0
Depreciation, amortization and depletion	72.2	69.2
Accretion	3.7	3.5
Selling, general and administrative	71.8	68.7

Operating income	119.4	116.5

Interest expense, net	(16.6)	(16.6)
Other income (expense), net	0.1	0.9

Income before income taxes	102.9	100.8

Provision for income taxes	39.1	38.3

Net income	$63.8	$62.5

Basic earnings per share	$0.46	$0.41

Weighted average common shares
outstanding	140.0	151.3

Diluted earnings per share	$0.45	$0.41

Weighted average common and common
equivalent shares outstanding	142.6	153.8

Cash dividends per common share	$0.14	$0.12

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Nine Months Ended September 30,
	2005	2004

Revenue	$2,125.8	$2,020.4

Expenses:
Cost of operations	1,332.9	1,276.7
Depreciation, amortization and depletion	204.0	192.7
Accretion	10.7	10.2
Selling, general and administrative	216.4	198.1

Operating income	361.8	342.7

Interest expense, net	(52.7)	(53.1)
Other income (expense), net	3.3	1.2

Income before income taxes	312.4	290.8

Provision for income taxes	118.7	110.5

Net income	$193.7	$180.3

Basic earnings per share	$1.35	$1.17

Weighted average common shares
outstanding	143.6	153.5

Diluted earnings per share	$1.32	$1.16

Weighted average common and common
equivalent shares outstanding	146.3	156.0

Cash dividends per common share	$0.38	$0.24

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2004. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and six months ended June 30, 2005.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with generally accepted accounting principles (GAAP), for the three and nine months ended September 30, 2005 and 2004 is calculated as follows (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income	$63.8	$62.5	$193.7	$180.3
Provision for income taxes	39.1	38.3	118.7	110.5
Other (income) expense, net	(.1)	(.9)	(3.3)	(1.2)
Interest expense, net	16.6	16.6	52.7	53.1
Depreciation, amortization and depletion	72.2	69.2	204.0	192.7
Accretion	3.7	3.5	10.7	10.2

Operating income before depreciation, amortization,
depletion and accretion	$195.3	$189.2	$576.5	$545.6

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. This measure has material limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs associated with long-lived assets acquired or constructed in prior years. Operating income before depreciation, amortization, depletion and accretion also demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt.
CASH FLOW
     During the three months ended September 30, 2005, cash provided by operating activities was $158.6 million, cash used in investing activities was $53.4 million and cash used in financing activities was $101.7 million. During the nine months ended September 30, 2005, cash provided by operating activities was $493.7 million, cash used in investing activities was $111.9 million and cash used in financing activities was $489.5 million.

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     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of property and equipment as presented in the Company’s consolidated statements of cash flows. The Company’s free cash flow for the three and nine months ended September 30, 2005 is calculated as follows (in millions):

	Three months ended	Nine months ended
	September 30, 2005	September 30, 2005
Cash provided by operating activities	$158.6	$493.7
Purchases of property and equipment	(112.6)	(250.0)
Proceeds from the sale of property and equipment	1.9	8.5

Free cash flow	$47.9	$252.2

     The Company believes that the presentation of free cash flow provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from the sale of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $.7 million of capitalized interest for the three months ended September 30, 2005 and 2004, and $1.2 million and $1.5 million for the nine months ended September 30, 2005 and 2004, respectively.
     As of September 30, 2005, accounts receivable were $293.6 million, net of allowance for doubtful accounts of $18.3 million, resulting in days sales outstanding of approximately 36 (or 24 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended September 30, 2005, the Company paid approximately $113.6 million to repurchase 3.1 million shares of its common stock. During the nine months ended September 30, 2005, the Company repurchased a total of 13.3 million shares of its common stock for approximately $450.7 million. As of September 30, 2005, the Company was authorized to repurchase up to an additional $323.9 million under its existing stock repurchase program.
DIVIDENDS
     In July 2005, the Company paid a dividend of $17.1 million to shareholders of record as of July 1, 2005. As of September 30, 2005, the Company recorded a dividend payable of approximately $19.6 million to shareholders of record at the close of business on October 3, 2005, which has been paid. In October 2005, the Company’s Board of Directors declared a regular quarterly dividend of $.14 per share for shareholders of record on January 2, 2006, payable on January 16, 2006.

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REVENUE
     The following table reflects total revenue of the Company by revenue source for the three and nine months ended September 30, 2005 and 2004 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Collection:
Residential	$172.0	$166.4	$506.3	$487.7
Commercial	196.6	184.6	576.9	550.1
Industrial	157.4	146.8	446.1	416.9
Other	16.1	15.9	46.9	44.0

Total collection	542.1	513.7	1,576.2	1,498.7

Transfer and disposal	292.4	274.4	833.6	772.3
Less: Intercompany	(145.5)	(136.6)	(422.6)	(390.5)

Transfer and disposal, net	146.9	137.8	411.0	381.8
Other	41.0	48.4	138.6	139.9

Total revenue	$730.0	$699.9	$2,125.8	$2,020.4

     The following table reflects the Company’s revenue growth for the three and nine months ended September 30, 2005 and 2004:

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Core price	3.0%	2.1%	2.6%	2.2%
Fuel surcharges	.8	.2	.6	.1
Environmental fee	.3	—	.1	—
Commodities	.1	.5	.2	.5

Total price	4.2	2.8	3.5	2.8

Core volume	1.8	3.7	2.2	3.6
Non-core volume	(1.0)	.4	(.3)	.1

Total volume	.8	4.1	1.9	3.7

Total internal growth	5.0	6.9	5.4	6.5

Acquisitions (divestitures), net	(.7)	1.1	(.2)	1.0

Total revenue growth	4.3%	8.0%	5.2%	7.5%

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